SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2010
VECTREN CORPORATION
(Exact name of registrant as specified in its charter)
Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders
The 2010 Annual Meeting of Shareholders (“Annual Meeting”) of Vectren Corporation (the “Company”) was held on May 19, 2010.  At the Annual Meeting, two proposals were submitted to, and approved by, the Company’s shareholders.  The proposals are described in more detail in the Company’s proxy statement filed with the Commission on March 24, 2010.  The final voting results were as follows:

Proposal 1

For the election of the following named persons as directors of the Company to serve, respectively, as such directors for a one-year term and/or until their successors shall be duly elected and shall qualify, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carl L. Chapman	53,840,659	1,145,764	16,746,375
James H. DeGraffenreidt	54,163,929	822,493	16,746,375
Niel C. Ellerbrook	53,189,892	1,796,531	16,746,375
John D. Engelbrecht	53,584,952	1,401,471	16,746,375
Anton H. George	53,475,656	1,510,767	16,746,375
Martin C. Jischke	54,054,369	932,053	16,746,375
Robert L. Koch	53,527,152	1,459,271	16,746,375
William G. Mays	53,933,656	1,052,767	16,746,375
J. Timothy McGinley	53,791,800	1,194,623	16,746,375
R. Daniel Sadlier	54,114,887	871,536	16,746,375
Michael L. Smith	54,083,100	903,323	16,746,375
Jean L. Wojtowicz	53,501,131	1,485,292	16,746,375

Proposal 2

Ratify the reappointment of Deloitte & Touche, LLP as independent registered public accounting firm for the Company and its subsidiaries for 2010:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
70,435,347	1,033,799	263,651	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VECTREN CORPORATION
May 20, 2010

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller and Assistant Treasurer